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CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 2004, with respect to the financial statements of Bostads AB Drott (publ) included in the Registration Statement
(Form F-4) and related Prospectus of Stena AB (Publ) for the registration of
$250,000,000 of its 7% Senior Notes due 2016.

Stockholm 2004-12-20

/s/ Mikael Ikonen
Mikael Ikonen
Partner